Exhibit 10.2

Summary of CFO’s Chinese Labor Contract

Name: Ms. Susan Y H Yao.

Position: CFO

Reporting to: CEO

Starting date: May 16, 2011

Probation period: Three months

Contract length: May 16, 2011 to May 15, 2014

Compensation: monthly salary of 50,000 RMB yuan

Bonus: approximately one month’s pay at the end of year

Incentives:

-	Option to purchase 500,000 shares the company’s common stock;

-	A commute vehicle provided by the company

-	Lunch and cell phone expenses

-	Social security benefits and insurance

Solar Enertech Corp	Susan Y H Yao